Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Radyne ComStream Inc.:

     We consent to the incorporation by reference in the Registration Statements No. 333-23159, 333-67469, and 333-90383 of Radyne ComStream Inc. (formerly Radyne Corp.) on Form S-8 of our report dated February 4, 1998 appearing in this annual report on Form 10-K of Radyne ComStream Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
March 1, 2000